Exhibit 99.01

CONTACTS:	Robert G. Gargus	Liz Casolari
	Chief Financial Officer	Investor Relations
	Silicon Image, Inc.	Silicon Image, Inc.
	Phone: 408/616-4114	Phone: 408/616-1543
	Fax: 408/830-9531	Fax: 408/830-9531

SILICON IMAGE REPORTS SECOND QUARTER 2003 REVENUES GREW 26.3 PERCENT OVER YEAR AGO QUARTER

Selected Q2 Highlights:

•                  Revenue of $24.3 million for the quarter, a 26.3 percent increase over the year ago quarter and down 1.4 percent from 1st quarter

•                  GAAP net loss was $8.7 million, or $0.13 per basic and diluted share

•                  Pro-forma net income* was $25,000 and improved by $2.5 million from the year ago quarter

•                  CE revenue grew over 60 percent sequentially

•                  Licensees of the new High-Definition Multimedia Interface (HDMI) standard increased 65 percent to a total of 33 adopters

•                  New 225 MHz SiI 1172 and SiI 1171 DVI transmitter and receiver pair breaks DVI 165 MHz bandwidth barrier

Subsequent to Quarter:

•                  Federal District Court upholds Silicon Image MOU interpretation in lawsuit with Genesis Microchip resulting in Silicon Image’s right to receive a lump sum payment and ongoing royalties across all DVI and HDMI products from Genesis

•                  Taiwanese semiconductor leaders, Novatek, Sunplus and Weltrend license PanelLink® to supply dual-mode controllers to the LCD flat-panel market

SUNNYVALE, Calif., July 22, 2003—Silicon Image, Inc. (NASDAQ:  SIMG), a leader in high-bandwidth semiconductor and system solutions for mass markets, today reported financial results for its second quarter ended June 30, 2003.

Revenue of $24.3 million was achieved for the second quarter.  This was down 1.4 percent from the $24.7 million achieved in the first quarter of 2003 and is a 26.3 percent increase over the $19.3 million recorded for the second quarter of 2002.  Year-to-date revenues totaled  $49.0 million, a 34.8 percent increase over the $36.4 million recorded in the first six months of 2002.

Results calculated under Generally Accepted Accounting Principles (GAAP), which includes amortization and impairment of goodwill and intangible assets, stock compensation expense, restructuring costs, patent defense costs, acquisition integration costs, in-process research and development expense, and a gain on escrow settlement, for the quarter ended June 30, 2003 was a $8.7 million net loss, or $0.13 per basic and diluted share.  This compares to a GAAP net income of $3.2 million, or $0.05 per basic share and $0.04 per diluted share, for the previous quarter, and a GAAP net loss of $9.6 million or $0.15 per basic and diluted share, for the second quarter of 2002.

Year-to-date, the GAAP net loss for the first six months of 2003 was $5.4 million, or $0.08 per basic and diluted share.  This compares to a GAAP net loss of $27.3 million, or $0.43 per basic and diluted share, for the first six months of 2002.

Second quarter pro-forma net income*, calculated excluding a non-cash charge for stock compensation ($2.2 million), non-cash charges for in-process research and development and amortization of intangible assets associated with the acquisition of TransWarp Network’s assets ($5.9 million) and cash legal expenses associated with the patent litigation lawsuit against Genesis Microchip ($0.6 million), was $25,000 or $0.00 per dilutive share.  This compares to pro-forma net income of $0.5 million or $.01 per dilutive share for the first quarter of 2003 and a pro-forma net loss of $2.4 million or $.04 per dilutive share for the second quarter of 2002.

Commenting on the results, David Lee, Silicon Image’s chairman and chief executive officer, said, “We continue to be well positioned for growth in each of our markets.  Our consumer electronics business was particularly strong this quarter and our IP licensing programs continue to attract world-class partners.  We are particularly gratified by the Federal District Court’s ruling upholding our interpretation of the licensing agreement with Genesis Microchip that includes a lump sum payment as well as on-going royalties on all DVI and HDMI products sold by Genesis now and in the future.”

“Our long term outlook on the business sees continued growth especially as we approach the end of this year and into next,” added Silicon Image’s President Steve Tirado. “We believe that consumer electronics and storage products will do well going forward and look forward to stronger DVI adoption in the PC market as a result of our licensing programs and all-digital bundling initiatives underway with key PC OEM’s.  We were pro-forma positive in a challenging quarter and our goal is to grow pro-forma EPS more aggressively over the next several quarters.”

The company will host a conference call at 2:00 p.m. PST today to discuss its second quarter 2003 results and business outlook.  The call will be broadcast over the Internet and can be accessed on the investor relations site located at www.siliconimage.com.  A replay of the conference call will be available on this site until 12:00 p.m. PST on August 1st, 2003.

* Pro-forma net income or loss represents net income or net loss, exclusive of amortization and impairment of goodwill and intangible assets, stock compensation expense, restructuring costs, patent defense costs, acquisition integration costs, in-process research & development expenses, and gains on escrow settlement.

About Silicon Image

Headquartered in Sunnyvale, Calif., Silicon Image, Inc. designs, develops and markets multi-gigabit semiconductor and system solutions for a variety of communications applications demanding high-bandwidth capability.  With its proprietary Multi-layer Serial Link (MSL™) architecture, Silicon Image is well positioned for leadership in multiple mass markets including PCs, consumer electronics, and storage.  Silicon Image is a leader in the global PC/display arena with its innovative digital interconnect technology and is now emerging as a leading player in the fields of storage and consumer electronics by offering robust, high-bandwidth semiconductors.  For more information on Silicon Image, visit www.siliconimage.com

Safe Harbor Statement

This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to future financial results, product introductions, standards adoption rates and expectation of future payments from Genesis Microchip.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  In particular, future demand in PC, display, consumer electronics and storage markets may differ from current expectations, adversely affecting expected future results for those product lines, and the company overall, new product introductions may not be timely or successful, standards may not be adopted at the rates anticipated and Genesis Microchip may attempt to avoid its obligations under the licensing agreement.  In addition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Results” in the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by Silicon Image with the SEC.  Silicon Image assumes no obligation to update this forward-looking information.

SILICON IMAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

				Six Months Ended
	Three Months Ended		(unaudited)	(unaudited)
(In thousands, except per share amounts)	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Revenue:
Product	$19,745	$19,722	$18,222	$39,467	$34,827
Development, licensing and royalties	4,587	4,954	1,050	9,541	1,532
Total revenue	24,332	24,676	19,272	49,008	36,359

Cost and operating expenses:
Cost of product revenue	10,651	11,190	9,088	21,841	17,574
Research and development	9,368	8,837	8,205	18,205	15,583
Selling, general and administrative	4,355	4,308	4,576	8,663	9,510
Stock compensation expense (benefit)	2,253	(362)	(3,066)	1,891	7,385
Amortization of Goodwill and intangible assets	373	—	857	373	1,766
Patent defense and acquisition integration costs	583	1,213	683	1,796	1,389
Restructuring	—	986	3,500	986	5,693
In-process research and development	5,482	—	—	5,482	—
Impairment of goodwill and intangible assets	—	—	5,200	—	5,200
Total cost and operating expenses	33,065	26,172	29,043	59,237	64,100

Net loss from operations	(8,733)	(1,496)	(9,771)	(10,229)	(27,741)
Gain on escrow settlement	—	4,618	—	4,618	—
Interest income and other, net	67	109	163	176	433

Net income (loss)	$(8,666)	$3,231	$(9,608)	$(5,435)	$(27,308)

Net income (loss) per share - basic	(0.13)	$0.05	$(0.15)	$(0.08)	$(0.43)
Net income (loss) per share - diluted	(0.13)	$0.04	$(0.15)	$(0.08)	$(0.43)

Weighted average shares - basic	69,012	66,828	64,580	68,085	64,011
Weighted average shares - diluted	69,012	73,696	64,580	68,085	64,011

SILICON IMAGE, INC.

RECONCILIATION OF GAAP TO PRO-FORMA FINANCIAL INFORMATION

				Six Months Ended
	Three Months Ended		(unaudited)	(unaudited)
(In thousands, except per share amounts)	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002

GAAP net income (loss)	$(8,666)	$3,231	$(9,608)	$(5,435)	$(27,308)

Pro-forma adjustments:
Stock compensation expense (benefit) (1)	2,253	(362)	(3,066)	1,891	7,385
Amortization of goodwill and intangible assets (2)	373	—	857	373	1,766
Patent defense and acquisition integration costs (3)	583	1,213	683	1,796	1,389
Restructuring (4)	—	986	3,500	986	5,693
In-process research and development (5)	5,482	—	—	5,482	—
Impairment of goodwill and intangible assets (6)	—	—	5,200	—	5,200
Gain on escrow settlement (7)	—	(4,618)	—	(4,618)	—
Pro-forma net income (loss)	$25	$450	$(2,434)	$475	$(5,875)

(1)     Non-cash expenses associated with stock option modifications (including repricings) and certain stock options issued to employees in our Initial Public Offering, to employees of acquired companies, and to non-employees in exchange for services.

(2)     Non-cash expenses for the amortization of intangible assets recorded in connection with our acquisitions.

(3)     Costs incurred to defend our intellectual property and to integrate the operations of companies we have acquired. These expenses have been excluded because they are expected to be incurred over a limited period of time and are not directly attributable to our ongoing operations.

(4)     Severance and other costs resulting from our involuntary workforce reductions and consolidation of facilities. These expenses have been excluded since they are not directly attributable to our ongoing operations.

(5)     A one-time, non-cash expense for the value assigned to an acquired company’s existing research and development projects that have not reached technological feasibility and that have no alternative future use as of the acquisition date.

(6)     A non-cash expense to reduce the carrying values of intangible assets to their estimated fair values.

(7)     A non-cash gain from recovery of shares held in escrow as indemnification for certain damages incurred as a result of a prior acquisition.

SILICON IMAGE, INC.

PRO-FORMA (NON-GAAP BASIS) CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

				Six Months Ended
	Three Months Ended		(unaudited)	(unaudited)
(In thousands, except per share amounts)	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Revenue:
Product	$19,745	$19,722	$18,222	$39,467	$34,827
Development, licensing and royalties	4,587	4,954	1,050	9,541	1,532
Total revenue	24,332	24,676	19,272	49,008	36,359

Pro-forma cost and operating expenses:
Cost of product revenue	10,651	11,190	9,088	21,841	17,574
Research and development	9,368	8,837	8,205	18,205	15,583
Selling, general and administrative	4,355	4,308	4,576	8,663	9,510
Total pro-forma cost and operating expenses	24,374	24,335	21,869	48,709	42,667

Pro-forma net income (loss) from operations	(42)	341	(2,597)	299	(6,308)
Interest income and other, net	67	109	163	176	433

Pro-forma net income (loss)	$25	$450	$(2,434)	$475	$(5,875)

Pro-forma net income (loss) per share	$0.00	$0.01	$(0.04)	$0.01	$(0.09)
Weighted average shares *	76,092	73,696	64,580	75,281	64,011

The above pro-forma financial statements are presented for informational purposes only. Our presentation of pro-forma financial information excludes non-cash expenses resulting from acquisitions or the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurred over a limited period of time. Because of these exclusions, our presentation is not in accordance with Generally Accepted Accounting Principles (GAAP). Additionally, our presentation of pro-forma financial information may not be consistent with that of other companies.

We do not evaluate items such as amortization of goodwill and intangible assets, stock-based compensation, impairment charges and other non-cash or infrequent or unusual items when assessing the performance of our ongoing operations or when allocating resources. We believe that the exclusion of intangible non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance. Pro-forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

* For periods in which there is pro-forma net income, weighted average shares includes weighted average shares outstanding during the period, as well as the dilutive effect of outstanding stock options as if they had been converted to shares during the period.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands)	June 30, 2003	Dec. 31, 2002

Assets
Current assets:
Cash and short term investments	$31,021	$35,833
Accounts receivable, net	15,731	11,589
Inventories, net	7,391	7,301
Prepaid expenses and other current assets	1,405	2,510
Total current assets	55,548	57,233
Property and equipment, net	7,458	6,653
Goodwill and intangible assets, net	16,925	13,021
Other assets	577	709
Total assets	$80,508	$77,616

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, debt and other current liabilities	$21,616	$25,313
Deferred margin on sales to distributors	3,993	4,133
Total current liabilities	25,609	29,446
Stockholders’ equity	54,899	48,170
Total liabilities and stockholders’ equity	$80,508	$77,616

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SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

	Three Months Ended
	(unaudited)
(In thousands, except per share amounts)	March 31, 2003	Dec. 31, 2002	March 31, 2002

Revenue:
Product	$19,722	$20,202	$16,605
Development, licensing and royalties	4,954	3,593	482
Total revenue	24,676	23,795	17,087

Cost and operating expenses:
Cost of product revenue	11,190	10,739	8,486
Research and development	8,837	8,646	7,378
Selling, general and administrative	4,308	3,962	4,934
Stock compensation expense (benefit)	(362)	3,521	10,451
Amortization of goodwill and intangible assets	—	857	909
Patent defense and acquisition integration costs	1,213	2,870	706
Restructuring	986	1,500	2,193
Total cost and operating expenses	26,172	32,095	35,057

Net loss from operations	(1,496)	(8,300)	(17,970)
Gain on escrow settlement	4,618	—	—
Interest income and other, net	109	161	270

Net income (loss)	$3,231	$(8,139)	$(17,700)

Net income (loss) per share – basic	$0.05	$(0.12)	$(0.28)
Net income (loss) per share – diluted	$0.04	$(0.12)	$(0.28)

Weighted average shares – basic	66,828	66,198	63,360
Weighted average shares – diluted	73,696	66,198	63,360

SILICON IMAGE, INC.
RECONCILIATION OF GAAP TO PRO-FORMA FINANCIAL INFORMATION

	Three Months Ended
	(unaudited)
(In thousands)	March 31, 2003	Dec. 31, 2002	March 31, 2002

GAAP net income (loss)	$3,231	$(8,139)	$(17,700)

Pro-forma adjustments:
Stock compensation expense (benefit) (1)	(362)	3,521	10,451
Amortization of goodwill and intangible assets (2)	—	857	909
Restructuring (3)	986	1,500	2,193
Patent defense and acquisition integration costs (4)	1,213	2,870	706
Gain on escrow settlement (5)	(4,618)	—	—

Pro-forma net income (loss)	$450	$609	$(3,441)

(1)         Non-cash expenses associated with stock option modifications (including repricings) and certain stock options issued to employees prior to our Initial Public Offering, to employees of acquired companies, and to non-employees in exchange for services.

(2)         Non-cash expenses for the amortization of intangible assets recorded in connection with our acquisitions.

(3)         Severance and other costs resulting from our involuntary workforce reductions and consolidation of facilities.  These expenses have been excluded since they are not directly attributable to our on-going operations.

(4)         Costs incurred to defend our intellectual property and to integrate the operations of companies we have acquired.  These expenses have been excluded because they are expected to be incurred over a limited period of time and are not directly attributable to our on-going operations.

(5)         A non-cash gain from recovery of shares held in escrow as indemnification for certain damages incurred as a result of a prior acquisition.

SILICON IMAGE, INC.
PRO-FORMA (NON-GAAP BASIS) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	(unaudited)
(In thousands, except per share amounts)	March 31, 2003	Dec. 31, 2002	March 31, 2002

Revenue:
Product	$19,722	$20,202	$16,605
Development, licensing and royalties	4,954	3,593	482
Total revenue	24,676	23,795	17,087

Pro-forma cost and operating expenses:
Cost of product revenue	11,190	10,739	8,486
Research and development	8,837	8,646	7,378
Selling, general and administrative	4,308	3,962	4,934
Total pro-forma cost and operating expenses	24,335	23,347	20,798

Pro-forma net income (loss) from operations	341	448	(3,711)
Interest income and other, net	109	161	270

Pro-forma net income (loss)	$450	$609	$(3,441)

Pro-forma net income (loss) per share	$0.01	$0.01	$(0.05)
Weighted average shares*	73,696	73,195	63,360

The above pro-forma financial statements are presented for informational purposes only.  Our presentation of pro-forma financial information excludes non-cash expenses resulting from acquisitions or the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with Generally Accepted Accounting Principles (GAAP).  Additionally, our presentation of pro-forma financial information may not be consistent with that of other companies.

We do not evaluate items such as amortization of goodwill and intangible assets, stock-based compensation, impairment charges and other non-cash or infrequent or unusual items when assessing the performance of our ongoing operations or when allocating resources.   We believe that the exclusion of intangible non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro-forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

*   For periods in which there is pro-forma net income, weighted average shares includes weighted average shares outstanding during the period, as well as the dilutive effect of outstanding stock options as if they had been converted to shares during the period.

SILICON IMAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands)	March 31, 2003	Dec. 31, 2002

Assets
Current assets:
Cash and short-term investments	$31,452	$35,833
Accounts receivable, net	13,548	11,589
Inventories, net	6,725	7,301
Prepaid expenses and other current assets	2,134	2,510
Total current assets	53,859	57,233
Property and equipment, net	7,371	6,653
Goodwill and intangible assets, net	13,021	13,021
Other assets	676	709
Total assets	$74,927	$77,616

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, debt, and other current liabilities	$20,875	$25,313
Deferred margin on sales to distributors	4,297	4,133
Total current liabilities	25,172	29,446
Capital lease and other obligations, long-term	—	—
Total liabilities	25,172	29,446
Stockholders’ equity	49,755	48,170
Total liabilities and stockholders’ equity	$74,927	$77,616

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